UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2015

Gladstone Capital Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	811-000000 (Commission File Number)	54-2040781 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015 Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Loan, LLC, entered into a fifth amended and restated credit agreement (the “Credit Agreement”) providing for a $140 million revolving line of credit arranged by KeyBank National Association (“KeyBank”) as administrative agent (the “Credit Facility”).

The amended and restated Credit Facility was amended to, among other things:

•	extend the revolving period of the Credit Facility by three years to January 19, 2019 (the “Revolving Period End Date”);

•
extend the maturity date of the Credit Facility by approximately three years and five months to May 1, 2020, at which time all principal and interest will be due and payable if the Credit Facility is not extended by the Revolving Period End Date;

•
lower the interest rate margin by 50 basis points to 3.25% until January 19, 2019, with the margin then increasing to 3.50% for the period from January 19, 2019 to January 19, 2020, and increasing further to 3.75% thereafter;

•	allow for expansion by up to $110 million, to a total facility amount of $250 million through additional commitments of new or existing lenders; and

•
provide one extension option for a period of one year, that may be exercised on or before January 4, 2019; provided that each lender may decline such extension request whereby the total facility amount will be reduced by an amount equal to each non-renewing lender’s commitment amount.

The Credit Facility continues to include customary events of default for a Credit Facility of its size and nature.  In connection with this amendment, the Company incurred fees of approximately $1.2 million.  As of April 30, 2015, prior to the closing of this amendment, $111.1 million of borrowings were outstanding under the Credit Facility.

KeyBank and the other lenders under the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.  The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1
Fifth Amended and Restated Credit Agreement dated as of May 1, 2015 by and among Gladstone Business Loan, LLC as Borrower, Gladstone Management Corporation as Servicer, KeyBank National Association, as Administrative Agent and the financial institutions from the time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
May 5, 2015	By: /s/ Melissa Morrison
(Melissa Morrison, Chief Financial Officer and Treasurer)

EXHIBIT INDEX

10.1
Fifth Amended and Restated Credit Agreement dated as of May 1, 2015 by and among Gladstone Business Loan, LLC as Borrower, Gladstone Management Corporation as Servicer, KeyBank National Association, as Administrative Agent and the financial institutions from the time to time party thereto.